Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-220866 and 333-223992) and Form S-3 (No. 333-227638) of Deciphera Pharmaceuticals, Inc. of our report dated March 14, 2019 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 14, 2019